UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(3)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to '240.14a-12

OLDWEBSITES.COM, INC.
(Name of Registrant as Specified In Its Charter)

_________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Securities Exchange Act Rules 15a-6(i)(4) and 0-11.

☐	Fee paid previously with preliminary materials.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)
Per unit price or other underlying value of transaction computed pursuant to Securities Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:
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☐
Check box if any part of the fee is offset as provided by Securities Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

OLDWEBSITES.COM, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

December 14, 2010

OLDWEBSITES.COM, INC. PO Box 58228 Salt Lake City, UT 84158 Tel: (801) 531-0404 Fax: (801) 531-0707 www.oldwebsites.com/corporate

OLDWEBSITES.COM, INC.
PO Box 58228
Salt Lake City, Utah 84158
Tel: (801) 531-0404
Fax: (801) 531-0707

NOTICE OF ANNUAL MEETING OF
SHAREHOLDERS
December 14, 2010

To the Shareholders:

The Annual Meeting (“Meeting”) of shareholders of OLDWEBSITES.COM, INC. (“Company”) will be held at The Little America Hotel, 500 South Main Street, Salt Lake City Utah 84101 on Tuesday December 14, 2010 commencing at 10:15 am MST for the following purposes:

1.	To elect three directors of the Company.

2.	To ratify the appointment of the Company's independent auditors.

3.	To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on November 17, 2010, as the record date for the determination of shareholders entitled to notice of the Meeting.  All shareholders of record at close of business on that date will be entitled to vote at the Meeting.  The transfer books will not be closed. A listing of those entitled to vote will be available for inspection ten days prior to the meeting at the corporate office of the Company.

Shareholders who do not plan to attend the Meeting are urged to read the enclosed proxy statement and to fill in, date, and sign the enclosed proxy and return it to the Company in the enclosed envelope.

By Order of the Board of Directors

/s/ James Roszel
James Roszel, Chairman

Salt Lake City, Utah
November 15, 2010

THIS PROXY STATEMENT AND ANY ACCOMPANYING MATERIALS ARE SOLELY FOR THE INFORMATION OF PRESENT SHAREHOLDERS OF THE COMPANY.  NO ONE SHOULD BUY OR SELL ANY SECURITY IN RELIANCE ON ANY STATEMENT HEREIN. THIS PROXY STATEMENT AND ANY ACCOMPANYING MATERIALS ARE NEITHER AN OFFER TO BUY OR SELL ANY SECURITY.

OLDWEBSITES.COM, INC.
PO Box 58228
Salt Lake City, Utah 84158
Tel: (801) 531-0404
Fax: (801) 531-0707

PROXY STATEMENT AND SOLICITATION

This Statement is furnished in connection with the solicitation by the Board of Directors of Oldwebsites.com, Inc., a Utah corporation (“Company”), of proxies to be voted at the Company’s annual meeting of shareholders (“Meeting”) to be held on Tuesday December 14, 2010.  This proxy statement and form of proxy will be sent to shareholders on approximately November 29, 2010.

If the enclosed proxy is properly executed and returned, the shares represented by the proxy will be voted at the Meeting.  Each proxy will be voted as instructed and if no instruction is given will be voted “FOR” the election of the named directors and FOR” ratification of the appointment of the independent auditors of the Company.  The named proxies may vote at their discretion upon such other matters as may properly come before the Meeting.  A shareholder giving a proxy may revoke it at any time before it is voted by giving written notice to the Company, by executing a later dated proxy, or by voting in person at the meeting.

If a shareholder is the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with the beneficial owner’s instructions.  If the owner does not give instructions to the broker, the broker will be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items and those shares will be treated as “broker non-votes”.  The election of directors is a “discretionary” item.

A shareholder’s failure to vote against a proposal will constitute a waiver of his appraisal or similar rights.  A shareholder’s vote against a proposal will be deemed to satisfy any notice requirements with respect to appraisal rights.

PERSONS MAKING THE SOLICITATION

The proxy is solicited on behalf of the Board of Directors of the Company.  The cost of soliciting proxies will be borne by the Company.  The Company estimates that the total cost of this solicitation will aggregate $3,000.  To date, the Company has spent $500.  The Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the Proxy Statement to those persons for whom they hold such shares and request authority for the execution of proxies.  The Company will reimburse for reasonable costs incurred by them in so doing.  Directors, officers, and employees of the Company may solicit proxies in person or by mail, telephone or electronic means, but will receive no extra compensation for doing so.

SHAREHOLDERS ENTITLED TO VOTE

All holders of common shares of the Company are entitled to one vote for each share held.  As of the record date, November 17, 2010, there were 7,909,345 common shares outstanding.  There are no other voting securities outstanding.  A majority of the common shares constitutes a quorum at any shareholders’ meeting. Nominee non-votes and abstentions will be counted for purposes of determining a quorum but will not be counted as votes cast. Shareholders are not entitled to cumulate their shares for voting purposes. The transfer books of the Company will not be closed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following tables sets forth, as of the date herein, the share ownership of each person known by the Company to be the beneficial owner of 5% or more of the Company's shares, each officer and director individually and all directors and officers of the Company as a group.

Title of Class	Name & Address of Beneficial Owner	Amount, Nature & Percentage of Beneficial Ownership
Common	Cooksmill NetSystems, Inc.	3,982,113 shares (voting)	50.35%
	(Note 1)
	7 Darren Place
	Guelph, Ontario Canada

Common	James Roszel	92,348 shares (voting)	1.17%
	(Note 2)
	7 Darren Place
	Guelph, Ontario Canada

Common	Paul Roszel	242,066 shares (voting)	3.06%
	(Note 1 & 2)
	7 Darren Place
	Guelph, Ontario Canada

Common	Terrence Millie	158,678 shares (voting)	2.01%
	7 Sereney St, Box 129
	Braeside, Ontario Canada

Common	Richard R. Ivanovick C.A.	410,563 shares (voting)	5.19%
	23 Cottontail Place
	Cambridge, Ontario Canada

Common	Directors, as a group	4,885,768 shares (voting)	61.77%

Note (1) Cooksmill NetSystems Inc. is a wholly owned subsidiary of Inter-Continental Recycling Inc. a company that is owned and beneficially held by Mr. Paul Roszel, a director of the Company, and his immediate family.
Note (2) James Roszel is the son of Paul Roszel.

DIRECTORS AND EXECUTIVE OFFICERS

The directors and officers of the Company are as follows:

Name	Age	Position	Term of Office

James Roszel	28	Chairman of the Board,	08/99 to Present
(Note 1)		President

Paul Roszel	53	Director	08/99 to Present
(Note 1)

Terrence Millie	32	Director	08/99 to Present

Richard Ivanovick, C.A.	69	Chief Financial Officer	08/99 to Present

(Note 1)  James Roszel is the son of Paul Roszel

For the past nine years James Roszel has been responsible for the ongoing marketing, and participated in business development, of Maydao Corporation.  James Roszel is a Director of Maydao Corporation and Scrap China Corporation, a former wholly owned subsidiary of Maydao Corporation. James Roszel has been the President and a Director of Oldwebsites.com, Inc., formerly Fiberglass.com, Inc., since its inception.

For the past thirteen years Paul Roszel has been responsible for the ongoing development and promotion of Maydao Corporation.  Mr. Roszel is the founding director, Chairman of the Board and President, of Maydao Corporation. Paul Roszel is the Chief Executive Officer and President of Scrap China Corporation, a former wholly owned subsidiary of Maydao Corporation.  Mr. Roszel has over 30 years of hands on experience in the recycling industry. He has been actively involved in the development and implementation of collection, processing, transportation and sales/marketing programs for secondary commodities.

For the past nine years Terrence Millie has been involved in the development of Oldwebsites.com, Inc. formerly Fiberglass.com, Inc. He has also been involved in the development of Maydao Corporation and of Scrap China Corporation, a former wholly owned subsidiary of Maydao Corporation.

Richard R. Ivanovick C.A. joined the Company in August 1999 as the Chief Financial Officer.  For the past 30 years, Richard R. Ivanovick C.A. has been serving as President of Marsh Tire Service Ltd., Ontario, Canada, a company involved in automobile service, sales and leasing of automobiles, in the Guelph, Ontario area.  Richard R. Ivanovick is the Chief Financial Officer and Director of Maydao Corporation and Scrap China Corporation, a former wholly owned subsidiary of Maydao Corporation.

There are no arrangements or understandings between any of the foregoing and any other person pursuant to which the foregoing were selected to be nominees as directors of the Company.  There are no significant employees who are not also directors or executive officers except as described above.  There are no material legal proceedings pending against the Company or any of its officers or directors or involving any adverse interest by any officer or director against the Company.

Involvement in Certain Legal Proceedings

To the knowledge of the Company there are no pending or threatened litigation or proceedings against the Company.

Meetings of the Board

During the last fiscal year the Company's Board of Directors held three meetings and took unanimous action through three sets of minutes. Mr. Millie was unable to attend the meetings as he was out of the country.

Committees

The Company does not have standing audit, nominating, compensation or other committees of its Board of Directors.

Indemnification of Directors and Officers
Compliance with Section 16(a) of the Exchange Act

Section 16-10a-901 through 909 of the Utah Revised Business Corporation Act authorizes a corporation's board of directors or a court to award indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred, including counsel fees) arising under the Securities Act of 1933. A director of a corporation may only be indemnified if: (1) the conduct was in good faith; and (2) the director reasonably believed that the conduct was in or not opposed to the corporation's best interest; and (3) in the case of any criminal proceeding, the director had no reasonable cause to believe the conduct was unlawful. A corporation may not indemnify a person under the Utah Act unless and until the corporation's board of directors has determined that the applicable standard of conduct set forth above has been met.

The Company's Articles of Incorporation do not provide for any additional or different indemnification procedures other than those provided by the Utah Act, nor has the Company entered into any indemnity agreements with its current directors and officers regarding the granting of other or additional or contractual assurances regarding the scope of the indemnification allowed by the Utah Act. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Company regarding which indemnification is sought, nor is the Company aware of any threatened litigation that may result in claims or indemnification. The Company has not obtained director's and officer's liability insurance, although the board of directors of the Company may determine to investigate and, possibly, acquire such insurance in the future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDANCE

The Company had an agreement with Inter-Continental Recycling, Inc., an Ontario Corporation with its head office address at 7 Darren Place, Guelph Ontario. Inter-Continental Recycling, Inc. is controlled 100% by Mr. Paul Roszel and his immediate family. Inter-Continental Recycling Inc. operates a pool of qualified personnel, working on development projects, computer programming updates and sales activities for various companies.  From this pool of personnel, Inter-Continental assigned and provided employees to the Company as long as the Company required them and could pay the associated costs.

Through November 2009, Oldwebsites.com, Inc. was billed $750 monthly for direct costs for web hosting fees and utilization of bandwidth. The Company was also billed monthly for services supplied directly for management and sales activities, which vary monthly based on the activity level.

Cooksmill NetSystems, Inc. is a wholly owned subsidiary of Inter-Continental Recycling Inc. a company that is owned and beneficially held by Mr. Paul Roszel, a director of the Company.  Mr. Roszel and his immediate family own 3,982,113 common shares of Oldwebsites.com, Inc.

As of November 30, 2009, the Company had received a working capital loan of $46,000, from Cooksmill NetSystems, Inc. to allow the Company to pay for expenses.  This loan was eliminated in exchange for the intangible assets of the Company on November 30, 2009.   Additional working capital loans of $8,000 were received in December 2009 from Cooksmill NetSystems Inc.  The Company anticipates that Cooksmill NetSystems, Inc., if required, will provide additional funds, however, there is no assurance that future funds will be loaned.  This loan is due on demand and bears no interest.

Mr. Paul Roszel, through his holdings, controls the majority of the shares in Oldwebsites.com, Inc.

Paul Roszel is the Chief Executive Officer and founding director of Maydao Corporation, the former parent Company of Oldwebsites.com, Inc.  James Roszel is the son of Paul Roszel.

There are no other transactions during 2009, or proposed transactions, between the Company and any director or officer or greater than 5% shareholder in which such persons had or is to have a direct or indirect material interest. The Company has no stock options; option plans or other incentive compensation plans at the present time, although the Company anticipates that it may adopt incentive compensation plans in the future. Further, the Company has no formal management or employment agreements with any of its officers, directors or other employees.

Officers, directors, and greater than 5% shareholders, of the Company may have a direct or indirect interest in future potential businesses or entities in the recycling industry.

There were no transactions or series of similar transactions during the Company's last fiscal year (or currently proposed) in which the amount exceeds $60,000 and to which the Company and any of its officers, directors or greater than 5% shareholders are parties or have a material interest, direct or indirect.  None of the Company's directors is or has been an executive officer of, or owns or owned in excess of 10% equity interest in, any business or professional entity that has made, currently or during the last full fiscal year, any payments to the Company in excess of 5% of the Company's or other entity's consolidated gross revenues for its last full fiscal year.  None of the Company's directors is or has been an executive officer of or owns or owned in excess of 10% equity interest in any business or professional entity to which the Company has made or will make payments for property or services in excess of 5% of the Company's or other entities consolidated gross revenues for its last full fiscal year.  None of the Company's directors are or have been executive officers of or owns or owned in excess of 5% equity interest in any entity to which the Company was indebted at the end of its last full fiscal year in an aggregate amount in excess of 5% of the Company's total consolidated assets at the end of such year.  None of the Company's directors are members of or counsel to any law firms that the Company has retained or partners or officers of any investment banking firm that has performed services for the Company.  Finally, no director, executive officer, nominee for election as director, any member of the immediate family of the forgoing persons, any corporation or organization of which any of the foregoing persons is an officer or partner or is (directly or indirectly) owner of 10% or more of equity securities of such entity, or any trust or estate in which any of the foregoing persons has a substantial interest or serves as trustee, is or has been indebted to the Company at any time since the beginning of the Company's last fiscal year in excess of $60,000.  See also Note 2 on Notes to Consolidated Financial Statements.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table shows compensation earned during the fiscal years 2009 and 2008 by the Officers and Directors of the Company.  They are the only persons who received compensation during those periods. No other miscellaneous compensation was paid or stock options granted during those periods.

Summary Compensation Table

Name & Principal Positions	Fiscal Year	Salary
James Roszel, President & Chairman	2009	$0
	2008	$19,319

Paul Roszel, Director	2009	$0
	2008	$0

Terrence Millie, Director	2009	$0
	2008	$0

Richard R. Ivanovick, CFO	2009	$0
	2008	$0

INDEPENDENT PUBLIC ACCOUNTANTS

Hansen, Barnett & Maxwell P.C. served as the Company’s Independent Registered Public Accountants for the year ended December 31, 2009 and are expected to serve in that capacity for the current year. Principal accounting fees for professional services rendered for the Company by Hansen, Barnett & Maxwell P.C. for the years ended December 31, 2009 and 2008 are summarized as follows:

	2009	2008
Audit Fees	$15,000	$14,250
Audit related	-	-
Tax	1,700	1,400
All other	-	-
Total	$16,700	$15,650

Audit Fees.  Audit fees were for professional services rendered in connection with the Company’s annual financial statement audits and quarterly reviews of financial statements and review of and preparation of consents for registration statements for filing with the Securities and Exchange Commission.

Tax Fees.  Tax fees related to services for tax compliance and consulting.

Audit Committee Pre-Approval Policies and Procedures.  At its regularly scheduled and special meetings, the Board of Directors, which is comprised of independent directors knowledgeable of financial reporting, considers and pre-approves any audit and non-audit services to be performed by the Company’s independent accountants. The Board of Directors has the authority to grant pre-approvals of non-audit services.

PROPOSAL NUMBER 1 - ELECTION OF DIRECTORS

The persons named above in "Directors and Executive Officers" and who are designated as directors of the Company, James Roszel and Paul Roszel and Terrence Millie are standing for election as directors of the Company for the coming year or until their successors are qualified and elected.  The Company expects all of the nominees will be able to serve as directors.  If any nominee should become unavailable, however, it is intended that the proxy holders will vote for a substitute designated by management.

The Board of Directors recommends a vote "FOR" the above nominees.

PROPOSAL NUMBER 2 - APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has appointed HANSEN, BARNETT & MAXWELL, P.C. certified public accountants, Salt Lake City, Utah, to be the independent public accountants for the Company during the coming year and until the next annual shareholders meeting of the Company.  Hansen, Barnett & Maxwell, P.C. has served as the Company's public accountants for more than eight years and the Board is requesting that the shareholders ratify that appointment.

The Board of Directors recommends a vote "FOR" the ratification of the public accountants.

SHAREHOLDER PROPOSALS

Shareholders of the Company may present proposals to the Company for inclusion in the Company's proxy statement prepared in connection with its next regular annual meeting of shareholders.  Proposals to be included in the materials for the 2010 annual meeting must be received by the Company no later than January 31, 2011 in order to be considered for inclusion.  The Board will review any proposal that is received by that date and determine if it is a proper proposal to present to the 2010 annual meeting of shareholders.
OTHER MATTERS

As of the date of this proxy statement, management of the Company is unaware of any other matters for action at the meeting other than as set forth herein.  If any other matter properly comes before the meeting, the proxy holders will vote in accordance with their best judgment.

ANNUAL REPORT

Accompanying this Proxy Statement is a copy of the Company’s financial information contained in its Annual Report of December 31, 2009 on Form 10-K/A as filed with the Securities and Exchange Commission in Washington, DC. The Company hereby incorporates by this reference all other filings made by the Company under Section 13 of the Securities Exchange Act of 1934 in this Proxy Statement for purposes of disclosure of information required herein by the Proxy Rules, as applicable, of the Commission under Section 14 of that Act and the rules there under.  The Company hereby undertakes to deliver, upon written or oral request, a copy of the Proxy Statement and/or the Annual Report on Form 10-K/A to any person who so requests. Direct requests to the Company at its address set forth above or request via email at info@oldwebsites.com.

By Order of the Board of Directors
November 15, 2010
James Roszel, Chairman

HANSEN, BARNETT & MAXWELL, P.C.
A Professional Corporation	Registered with the Public Company
CERTIFIED PUBLIC ACCOUNTANTS	Accounting Oversight Board
5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128
Phone: (801) 532-2200 Fax: (801) 532-7944 www.hbmcpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors
Oldwebsites.com, Inc.

We have audited the balance sheets of Oldwebsites.com, Inc. as of December 31, 2009 and 2008 and the related statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oldwebsites.com, Inc. as of December 31, 2009 and 2008 and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company’s sale of operations, negative cash flows from operations and accumulated deficit raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
March 11, 2010

OLDWEBSITES.COM, INC
BALANCE SHEETS
	December 31,	December 31,
	2009	2008
ASSETS
Current Assets
Cash	$1,536	$1,758
Total Assets	1,536	1,758

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accrued expenses	11,600	11,550
Loan payable to related party	8,000	30,000
Total Current Liabilities	19,600	41,550
Stockholders' Deficit
Common shares - $0.00 par value; 150,000,000 shares authorized; 7,909,345 shares issued and outstanding, respectively	131,927	131,927
Additional paid-in capital	46,000	-
Accumulated deficit	(195,991)	(171,719)
Total Stockholders' Deficit	(18,064)	(39,792)
Total Liabilities and Stockholders' Deficit	$1,536	$1,758

OLDWEBSITES.COM, INC.
STATEMENTS OF OPERATIONS
	For The Years
	Ended December 31,
	2009	2008
Sales	$5,691	$7,627
Selling, general and administrative expenses	(29,963)	(65,145)
Net Loss	$(24,272)	$(57,518)

Basic and Diluted Loss Per Common Share	$-	$-
Weighted-Average Common Shares Outstanding	7,909,345	7,909,345

OLDWEBSITES.COM, INC.
STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2009
	Common Shares		Additional	Accumulated	Stockholders'
	Shares	Amount	Paid-in Capital	Deficit	Equity (Deficit)
Balance - December 31, 2007	7,909,345	$131,927	$-	$(114,201)	$17,726
Net loss for the year ended December 31, 2008	-	-	-	(57,518)	(57,518)
Balance - December 31, 2008	7,909,345	131,927	-	(171,719)	(39,792)
Contribution for related party sale of intangible assets	-	-	46,000	-	46,000
Net loss for the year ended December 31, 2009	-	-	-	(24,272)	(24,272)
Balance - December 31, 2009	7,909,345	$131,927	$46,000	$(195,991)	$(18,064)

The accompanying notes are an integral part of these financial statements.

OLDWEBSITES.COM, INC.
STATEMENTS OF CASH FLOWS

For the Years Ended December 31,	2009	2008
Cash Flows From Operating Activities:
Net loss	$(24,272)	$(57,518)
Changes in assets and liabilities:
Accrued expenses	50	4,250
Net Cash Used in Operating Activities	(24,222)	(53,268)

Cash Flows From Investing Activities	-	-

Cash Flows From Financing Activities:
Cash proceeds from loan payable to related party	24,000	30,000
Cash Flows Provided by Financing Activities	24,000	30,000
Net Change in Cash	(222)	(23,268)
Cash at Beginning of Period	1,758	25,026
Cash at End of Period	$1,536	$1,758

Non-cash Investing and Financing Activities:
Shareholder contribution from related party sale of intangible assets in lieu of payment of related party loan payable	$46,000	$-

The accompanying notes are an integral part of these financial statements.

OLDWEBSITES.COM, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 1-ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - The accompanying financial statements present the financial position of Oldwebsites.com, Inc. (the Company) and the results of the operations and cash flows in accordance with accounting principles generally accepted in the United States of America.

Business Condition – These financial statements have been prepared assuming the Company will continue as a going concern. As of December 31, 2009, the Company has an accumulated deficit of $195,991 and has experienced negative cash flows from operations and losses since inception. This situation raises substantial doubt about its ability to continue as a going concern.  The Company believed that the recent reduction in operating expenses would be sufficient to fund its ongoing operations but this was not realized. The Company was unsuccessful in these efforts and discontinued its operations with the sale of its intangible assets on November 30, 2009, as further described in Note 2. The accompanying financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Operations – All of the intangible assets of the Company, with a zero book value, were sold on November 30, 2009 resulting in the discontinuing of all operations of the Company.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Fair Values of Financial Instruments - Due to their near-term nature, the amounts reported as cash, accrued expenses and loan payable to related party are considered to be reasonable approximations of their fair values.

Revenue Recognition – Through November 30, 2009, the Company had an affiliate marketing agreement with Cooksmill NetSystems, Inc.  Through this affiliate marketing agreement, Cooksmill NetSystems, Inc. paid the Company (the “Affiliate”) a commission on net Pay-Per-Lead service sales generated by customers referred by the Company’s web sites.

Income Taxes — The Company recognizes an asset or liability for the deferred tax consequences of all temporary differences between the tax basis of assets or liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years when the reported amounts of the asset or liabilities are recovered or settled.  Deferred tax assets or liabilities are measured using the enacted tax rates that will be in effect when the differences are expected to reverse.  Deferred tax assets are reviewed periodically for recoverability and valuation allowances are provided as necessary. Assets and liabilities are established for uncertain tax positions taken or positions expected to be taken in income tax returns when such positions are judged to not meet the “more-likely-than-not” threshold based on the technical merits of the positions. Estimated interest and penalties related to uncertain tax positions are included as a component of selling, general and administrative expense.

Basic and Diluted Income (Loss) per Common Share - Basic income (loss) per common share is calculated by dividing net income (loss) by the weighted-average number of common shares outstanding. Diluted income per common share is calculated by dividing net income by the weighted-average number of common shares outstanding to give effect to potentially issuable common shares, except during loss periods when those potentially issuable shares are anti-dilutive. As of December 31, 2009 and 2008, the Company had no common stock equivalents outstanding.

Subsequent Events – Subsequent events have been evaluated through March 11, 2010, the date which these financial statements were available to be issued.

NOTE 2-RELATED PARTY TRANSACTIONS

The Company had an agreement with Inter-Continental Recycling, Inc. and its wholly owned subsidiary, Cooksmill NetSystems, Inc. to provide various services for the Company. Inter-Continental Recycling, Inc., and as such, Cooksmill NetSystems, Inc., is 100% owned by the immediate family of the President of the Company.

As of November 30, 2009, the Company had received a loan of $46,000 from Cooksmill NetSystems, Inc. This loan was eliminated on November 30, 2009 in exchange for the intangible assets of the Company through a shareholder contribution to additional paid-in capital.  Additional working capital loans of $8,000 were received during December 2009.  These loans enable the Company to pay expenses such as legal and accounting fees.  This note payable is due on demand and bears no interest.

Cooksmill NetSystems Inc. provided Rhodium WebWeaver Services to the Company for website management and e-commerce software (ISP) and the fees for this service were billed to the Company on a monthly basis. The Rhodium WebWeaver Services (ISP) charges for each of the years ended December 31, 2009 and 2008 were $8,250 and $9,000, respectively.

All management and staff were retained on an unwritten contract basis under a related party transaction with Inter-Continental Recycling Inc. Because of the affiliation between Inter-Continental and the Company, the agreement between them had no definite duration and would continue as necessary for the conduct of business by the Company. Inter-Continental assigned and provided employees to the Company as long as the Company required them and could pay the associated costs. Inter-Continental provided services to and for the Company by employees of Inter-Continental. There was no mark-up or other charges incurred by the Company from Inter-Continental and the Company paid the same amount for services for the Inter-Continental employees, as did Inter-Continental.  The management/staff charges for the years ended December 31, 2009 and 2008 were $0 and $19,319, respectively.

The Company engaged in an affiliate marketing agreement with Cooksmill NetSystems, Inc. on January 1, 2008.  Through this affiliate marketing agreement, Cooksmill NetSystems, Inc. paid the Company (the “Affiliate”) a commission on net Pay-Per-Lead service sales generated by customers referred by the Company’s web sites.

The Company has office space in a facility owned by the family of the President of the Company.

NOTE 3-STOCKHOLDERS' EQUITY

The Company is authorized to issue 150,000,000 common shares with no par value.

On June 6, 2007 Maydao Corporation announced the spin-off of Oldwebsites.com, Inc. effective September 7, 2007.  The spin-off was in the form of a pro-rata share dividend to Maydao Corporation common shareholders.  On September 7, 2007, the common shareholders of record of Maydao Corporation received one share of Oldwebsites.com, Inc. for every ten shares of Maydao Corporation.   The remaining undistributed share balance of 1,190,655 shares was returned to the company.   The balance of issued and outstanding shares of Oldwebsites.com, Inc. as of December 31, 2009 is 7,909,345.

NOTE 4-INCOME TAXES

The Company files tax returns in the U.S. Federal jurisdiction and, in the state of Utah.  The Company is no longer subject to U.S. federal tax examinations for tax years before and including December 31, 2006. During the years ended December 31, 2009 and 2008, the Company did not recognize interest and penalties.

Deferred tax assets are comprised of the following at December 31, 2009 and 2008:

December 31,	2009	2008
Operating Loss Carry Forward	$43,234	$51,339
Less: Valuation allowances	(43,234)	(51,339)
Net Deferred Tax Asset	$-	$-

The Company had no income tax expense for the years ended December 31, 2009 and 2008 due to the realization of net operating loss carry-forwards.

The following is a reconciliation of the amount of expense that would result from applying federal statutory rates to pretax loss with the provision for income taxes for the years ended December 31:

For the years ended December 31,	2009	2008
Tax benefit at statutory rate 34%	$(8,252)	$(19,556)
Non-deductible expenses	17,158	-
Benefit of operating loss carry forwards	(4,346)	-
Change in deferred tax asset valuation allowance	(3,759)	21,454
Other	(801)	(1,898)
Net Income Tax Expense	$-	$-

The Company has U.S. federal operating loss carry forwards of $115,909 that expire from 2020 through 2029. The uses of U.S. operating loss carry forwards are limited and may not be available to offset future income.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

There are currently no disagreements or changes pending with the Company’s accountants.

ITEM 9A(T). CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures: We evaluated the effectiveness of the design and operation of our “disclosure controls and procedures” as defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as of the end of the period covered by this report. This evaluation (the “disclosure controls evaluation”) was done under the supervision and with the participation of management, including our chief executive officer (“CEO”) and chief financial officer (“CFO”). Rules adopted by the SEC require that in this section of our Annual Report on Form 10-K we present the conclusions of the CEO and the CFO about the effectiveness of our disclosure controls and procedures as of the end of the period covered by this report based on the disclosure controls evaluation.

Objective of Controls: Our disclosure controls and procedures are designed so that information required to be disclosed in our reports filed or submitted under the Exchange Act, such as this Annual Report on Form 10-K, is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Our disclosure controls and procedures are also intended to ensure that such information is accumulated and communicated to our management, including the CEO and CFO, and the Board of Directors as appropriate to allow timely decisions regarding required disclosure. There are inherent limitations to the effectiveness of any system of disclosure controls and procedures, including the possibility of human error and the circumvention or overriding of the controls and procedures. Accordingly, even effective disclosure controls and procedures can only provide reasonable assurance of achieving their control objectives, and management necessarily is required to use its judgment in evaluating the cost-benefit relationship of possible disclosure controls and procedures.

Management’s Report on Disclosure Controls and Procedures: Based upon the disclosure controls and procedures evaluation, our CEO and CFO have concluded that as of the end of the period covered by this report; our disclosure controls and procedures were not effective.

The Company’s disclosure controls and procedures were not effective due to the "Management’s Report on Internal Control over Financial Reporting" not being included in the Form 10-K for the year ended December 31, 2009 as required by Item 308T(a) and (b) of Regulation S-K.  Management had in fact performed this evaluation and to correct this reporting omission, the Form 10-K for the year ended December 31, 2009 has been amended to include the “Management Report on Internal Control over Financial Reporting”.

Management's Report on Internal Control over Financial Reporting

The Company’s management is responsible for establishing and maintaining adequate internal control over financial reporting.  The Company’s internal control over financial reporting is a process designed under the supervision of the Company’s principal executive officer and principal financial officer to provide reasonable assurance regarding the reliability of financial reporting and preparation of the Company’s financial statements for external purposes in accordance with generally accepted accounting principles.

Due to its inherent limitations, internal control over financial reporting may not prevent or detect misstatements and, even when determined to be effective, can only provide reasonable, not absolute, assurance with respect to financial statement preparation and presentation. Projections of any evaluation of effectiveness to future periods are subject to risk that controls may become inadequate as a result of changes in conditions or deterioration in the degree of compliance.

At December 31, 2009, management assessed the effectiveness of the Company’s internal control over financial reporting based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”).  Based on the assessment, management has concluded that the Company’s internal control over financial reporting was effective as of December 31, 2009 and provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external reporting purposes in accordance with generally accepted accounting principles.

This annual report on internal control over financial reporting (“Annual Report”) does not include an attestation report of the Company’s registered public accounting firm regarding internal control over financial reporting.  Management’s report was not subject to attestation by the Company’s registered public accounting firm pursuant to temporary rules of the SEC that permit the Company to provide only management’s report in this Annual Report.

Changes in Internal Control over Financial Reporting

There was no change in the Company’s internal control over financial reporting during the Company’s most recently completed fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

PROXY
OLDWEBSITES.COM, INC.
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON December 14, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Know all men by these presents that the undersigned shareholder of OLDWEBSITES.COM, INC. (“Company”) hereby constitutes and appoints James Roszel and Paul Roszel, or either of them, as attorneys and proxies to appear, attend and vote all of the shares of the Company standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to held at The Little America Hotel, 500 South Main Street, Salt Lake City Utah 84101 on Tuesday December 14, 2010 commencing at 10:15 am MST and at any adjournment thereof.

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.
ELECTION OF DIRECTORS: Three persons are nominated - James Roszel, Paul Roszel and Terrence Millie (each shareholder has the right to vote the number of common shares held for each of the three nominees).  The election of a nominee requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

a)	James Roszel	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

b)	Paul Roszel	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

c)	Terrence Millie	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

2.
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS: Hansen, Barnett & Maxwell, P.C. as the Company’s public accountants for the coming year.  The ratification of the independent public accountants requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3.	OTHER BUSINESS: Such other business as may properly come before the meeting.

AUTHORITY GRANTED [ ]	AUTHORITY WITHHELD [ ]

Please mark, date and sign your name exactly as it appears here-on and return the Proxy as promptly as possible.  It is important to return this Proxy properly signed in order to exercise your right to vote if you do not attend the meeting in person.  When signing as agent, partner, attorney, administrator, guardian, trustee or in any other fiduciary or official capacity, please indicate your title.  If shares are held jointly, each owner must sign.

Number of Common Shares:______________	______________________________
Signature
______________________________
Joint Owner (if any)
Dated:________________, 2010	______________________________
Printed name(s)/Capacity